Exhibit 99.1

PhotoMedex Raises Fourth Quarter Revenue Guidance to More Than $60 Million; Expects to Set Quarterly and Annual Revenue Records

HORSHAM, Pa.--(BUSINESS WIRE)--January 2, 2014--PhotoMedex, Inc. (NASDAQ: PHMD) (TASE: PHMD) today announced that it expects revenues for the fourth quarter of 2013 to be more than $60 million without any contribution from Japan, compared with prior guidance issued on November 6, 2013 for revenues for the fourth quarter of 2013 to be more than $55 million without any expected contribution from Japan. The Company attributes the quarterly revenue outperformance to holiday advertising in the Consumer business segment that yielded global direct response sales above prior forecasts, as well as to better-than-expected sales to retail and home shopping channel customers.

Commenting on the raised guidance, Dr. Dolev Rafaeli, chief executive officer of PhotoMedex, said, “Consumer demand for no!no! is strong and our advertising spend for the new no!no! Pro during the Christmas holiday season generated a very high media efficiency ratio. In other positive developments, we are experiencing strong patient response to our XTRAC™ advertising campaign in major markets. We are pleased that for the fourth consecutive quarter XTRAC treatment revenues grew by more than 50% over the prior-year comparison, and for the 12 months ended December 31, 2013 grew by more than 80% over the prior year.”

PhotoMedex expects to release financial results for the fourth quarter of 2013 and hold an investment-community conference call in mid-March 2014.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

SAFE HARBOR STATEMENT

Some portions of this press release, particularly those describing PhotoMedex' strategies, operating expense reductions and business plans will contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, and the general risks associated with the businesses of the Company described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. The Company cautions readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to the Company and are qualified in their entirety by this cautionary statement. The Company anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and the Company has or undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
LHA
Kim Sutton Golodetz, 212-838-3777
Kgolodetz@lhai.com
Bruce Voss, 310-691-7100
Bvoss@lhai.com
@LHA_IR_PR
or
PhotoMedex, Inc.
Dennis McGrath, Chief Financial Officer, 215-619-3287
info@photomedex.com